UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2008 (January 8, 2008)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2008, Stephen Boatwright, one of the Registrant's directors, informed the Company that he would not stand for re-election at the Registrant's 2008 Annual Meeting of Shareholders, to be held on February 20, 2008, and that he will cease serving as a director of the Registrant on that date. There was no disagreement, as defined in 17 CFR 240.3b-7, between the Registrant and Mr. Boatwright that resulted in Mr. Boatwright's decision not to stand for re-election.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 8, 2008, the Board of Directors of the Company adopted Amended and Restated By-Laws, which are effective immediately. The Board of Directors amended and restated Section 1 of Article III of the By-Laws to give the Board of Directors the right to determine the number of directors, within a range of 1 to 10, that will serve on the Board at any given time, and to remove the term limit for directors. Prior to the amendment, shareholders had the ability to determine the number of directors, within a range of 1 to 10, that would serve on the Board at any given time, and directors were subject to a five year term limit.

The Board of Directors also amended and restated Section 3.B. of Article III of the By-Laws to shorten the required notice of Board meetings to five days. Prior to the amendment, fourteen days notice was required for Board meetings.

Shareholders have the right to change or repeal any of the By-Laws as described in Section 4 of Article VII. The Amended and Restated By-Laws are filed as Exhibit 3.5 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

3.5	Amended and Restated By-Laws of the Company dated as of January 8, 2008

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 11, 2008

IsoRay, Inc., a Minnesota corporation

By:  /s/ Roger E. Girard

Roger E. Girard, CEO